EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

CONTACTS:
ArthroCare Corp.
Corinne Ervin
512-391-3907

The Ruth Group
Nick Laudico / Zack Kubow
646-536-7030 / 7020

ARTHROCARE REPORTS FOURTH QUARTER AND

ANNUAL 2009 FINANCIAL RESULTS

Austin, Texas — March 15, 2010 — ArthroCare Corp. (NASDAQ: ARTC), a leader in developing state-of-the-art, minimally invasive surgical products, announced its financial results for the fourth quarter and year ended December 31, 2009 as follows:

FOURTH QUARTER 2009

•                  Fourth quarter 2009 total revenue of $92.5 million

•                  Product margin of 71.0 percent

•                  Operating income of $10.7 million

•                  Net income applicable to common stockholders of $7.1 million, or $0.21 per diluted share

FULL YEAR 2009

•                  Total 2009 revenue of $331.6 million

•                  Product margin of 70.5 percent

•                  Operating loss $0.7 million

•                  Net loss applicable to common stockholders of $33.8 million, or ($1.26) per share

•                  Repaid outstanding credit agreement

“We finished 2009 with a satisfying fourth quarter, which included good revenue development, improved product margin and better profitability.  The performance of our core Sports Medicine and ENT businesses was solid.  Our focus now is to deliver on our 2010 performance targets, which includes a commitment to growth, profitability, and cash flow improvements,” noted David Fitzgerald, President and Chief Executive Officer.

REVENUE

Total revenue for the fourth quarter of 2009 was $92.5 million, compared to $80.7 million for the fourth quarter of 2008.  Product sales increased in both the Sports Medicine and ENT businesses. Royalty revenue for the fourth quarter of 2009 included a lump sum $2.5 million royalty settlement received.

Total revenue for 2009 was $331.6 million, compared to $317.7 million for 2008.  Product sales increased in both the Sports Medicine and ENT businesses. Royalty revenue for 2009 was comparatively higher than in 2008 and was impacted by lump sum settlements received in both 2009 and 2008 of $2.5 million and $1.9 million, respectively.

Product sales were affected by changes in foreign exchange rates used to translate foreign currency sales from international markets to the Company’s U.S. dollar reporting currency.  These changes in exchange rates increased the U.S. dollar reported value of International product sales by $2.0 million for the fourth quarter of 2009 and decreased the U.S. dollar reported value of International product sales by $5.0 million for the year ended December 31, 2009 when compared to the same periods of 2008.

PRODUCT MARGIN

Product margin was 71.0 percent and 63.8 percent for the fourth quarters of 2009 and 2008, respectively.  Product margin was 70.5 percent and 68.7 percent for the year ended December 31, 2009 and 2008, respectively.  Product margin in the fourth quarter of 2008 was negatively impacted by higher excess and obsolescence reserves recorded in 2008 to reduce the carrying value of inventory, partially offset by higher royalties costs incurred in 2009 due to the arbitration ruling involving Gyrus and Ethicon.

INCOME (LOSS) FROM OPERATIONS

Income from operations for the fourth quarter of 2009 was $10.7 million compared to a loss from operations of $28.7 million for the same period in 2008. The improvement in operating results was the result of higher revenue combined with improved gross product margin and lower operating expenses. The loss from operations in the fourth quarter of 2008 includes an $18.9 million goodwill impairment charge recorded related to the Company’s Spine business as well as an additional $4.4 million in investigation and restatement related expenses above what was incurred in the fourth quarter of 2009.

For 2009, the Company had a loss from operations of $0.7 million compared to a loss from operations of $34.0 million for the full year 2008. The improvement in operating results was the result of higher revenue combined with improved gross product margin and lower operating expenses. Operating expenses for 2008 included an $18.9 million impairment charge for goodwill related to the Company’s Spine business and $15.1 million accrued in connection with the panel’s final order in the arbitration matter involving Gyrus and Ethicon.

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS

In the three and twelve months ended December 31, 2009, the Company recorded charges of $0.8 million and $28.0 million, respectively, related to its Series A Redeemable Convertible 3% Preferred Stock issued on September 1, 2009. After these charges, fourth quarter 2009 net income applicable to common stockholders was $7.1 million, or $0.21 per diluted share, compared to a net loss of $29.2 million, or ($1.10) per share, for the fourth quarter of 2008.

For the year ended December 31, 2009, the net loss applicable to common stockholders was $33.8 million, or ($1.26) per share, compared to a loss for the year ended December 31, 2008 of $35.0 million, or ($1.32) per share.

BALANCE SHEET

Cash, cash equivalents, restricted cash equivalents, and investments increased $19.4 million to $57.4 million as of December 31, 2009 from $38.0 million at December 31, 2008.

Cash flows provided by operating activities for the year ended December 31, 2009 was $19.5 million compared to $32.0 million for the year ended December 31, 2008.  Operating cash flow in 2009 was impacted by investigation and restatement related costs, the payment of the settlement related to the arbitration matter with Gyrus and Ethicon referenced above, and insurance settlement payments. The Company continues to focus on working capital efficiency, process improvements, and cash conversion, which has had a favorable impact on cash flows from operations in 2009. Inventory balances decreased approximately $7.8 million, or 13.8 percent, from December 31, 2008.

REVISION OF PRIOR PERIOD FINANCIAL STATEMENTS

During the fourth quarter of 2009, the Company identified an error related to returns of consigned Sports Medicine inventory that were originally processed and recorded in 2008 and an error related to the translation of foreign currencies into U.S. dollars for certain subsidiaries.  The Company assessed the materiality of these errors for the year ended December 31, 2008 and concluded that the errors were not material to the year ended December 31, 2008. However, the Company concluded that the errors were material to the year ended December 31, 2009, principally because the errors would have overstated the growth rate of our Sports Medicine business unit for the three-month period ended December 31, 2009 when compared to the same period in 2008. Thus, the 2008 financial statements filed with the 2009 Form 10-K, have been revised to correct for these immaterial errors. The corrections resulted in a $3.6 million increase in Sports Medicine product sales in the Americas, a $3.6 million increase in gross profit, a $3.9 million increase in foreign exchange loss and a $0.1 million increase to income tax benefit, resulting in a $0.3 million increase to net loss ($0.01 per share) in the consolidated statement of operations for the year ended December 31, 2008. Associated adjustments were also made to the consolidated balance sheet for the year ended December 31, 2008 and on the consolidated statement of cash flows for the year ended December 31, 2008. All 2008 financial information contained in this release has been revised to correct these immaterial errors.

CONFERENCE CALL

ArthroCare will hold a conference call with the financial community to present these results at 8:30 a.m. ET/5:30 a.m. PT on Tuesday, March 16, 2010. A live and on-demand webcast of the call will be available on ArthroCare’s Web site at www.arthrocare.com.  A telephonic replay of the conference call can be accessed by dialing 800-633-8284 and entering pass code number 21463178.  The replay will remain available through March 30, 2010.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. is a highly innovative, multi-business medical device company that develops, manufactures, and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation® technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in surgeries worldwide, Coblation-

based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic; and gynecologic procedures. ArthroCare also has added a number of other technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the ability of the Company to fulfill its obligations with respect to the rights of the holders of the Series A Convertible Preferred Stock, including but not limited to the redemption rights and registration rights of the holders of the Series A Convertible Preferred Stock; the resolution of litigation pending against the Company; the Company’s ability to design or improve internal controls to address issues detected in its reviews of internal controls and insurance reimbursement practices or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of legal compliance matters or internal controls review, improvement and remediation; the ability of the Company to control expenses relating to legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to remain current in its periodic reporting requirements under the Exchange Act and to file required reports with the Securities and Exchange Commission on a timely basis; the results of the investigations being conducted by the Staff of the Division of Enforcement of the Securities and Exchange Commission and the United States Department of Justice; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; the ability of the Company to attract and retain qualified senior management and to prepare and implement appropriate succession planning for its Chief Executive Officer; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

ARTHROCARE CORPORATION

Consolidated Balance Sheets

(in thousands, except par value data)

	December 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$57,386	$33,506
Restricted cash and cash equivalents and investments	—	4,474
Accounts receivable, net of allowances of $4,069 and $4,001 at 2009 and 2008, respectively	45,789	45,354
Inventories, net	48,628	56,437
Deferred tax assets	12,983	27,914
Prepaid expenses and other current assets	6,563	8,657
Total current assets	171,349	176,342

Property and equipment, net	47,386	48,933
Intangible assets, net	17,975	24,085
Goodwill	119,076	118,054
Deferred tax assets	30,526	16,651
Other assets	4,816	5,420
Total assets	$391,128	$389,485

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,299	$17,607
Accrued liabilities	46,077	60,200
Deferred tax liabilities	3	129
Deferred revenue	4,508	—
Current portion of notes payable	—	55,000
Income tax payable	195	—
Total current liabilities	65,082	132,936

Deferred tax liabilities	303	327
Deferred revenue	—	3,210
Other non-current liabilities	4,844	6,521
Total liabilities	70,229	142,994

Series A 3% Redeemable Convertible Preferred Stock, par value $0.001; Authorized: 100 shares; Issued and outstanding: 75 shares at 2009 and none at 2008.	70,504	—

Stockholders’ equity:
Preferred stock, par value $0.001; Authorized: 5,000 shares; Issued and outstanding: none	—	—
Common stock, par value $0.001; Authorized: 75,000 shares; Issued and outstanding: 26,886 shares at 2009 and 26,755 at 2008	27	27
Treasury stock: 4,019 shares at 2009 and 4,101 at 2008	(108,724)	(110,945)
Additional paid-in capital	379,921	372,651
Accumulated other comprehensive income	1,645	126
Accumulated deficit	(22,474)	(15,368)

Total stockholders’ equity	250,395	246,491

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$391,128	$389,485

ARTHROCARE CORPORATION

Statement of Operations

(in thousands except per share data)

	Quarter Ended December 31,			Year Ended December 31,
	2009	2008	Variance	2009	2008	Variance

Revenues:
Product sales	$86,274	$77,502	$8,772	$315,763	$303,452	$12,311
Royalties, fees and other	6,216	3,155	3,061	15,845	14,285	1,560
Total revenues	92,490	80,657	11,833	331,608	317,737	13,871

Cost of product sales	25,010	28,019	(3,009)	93,195	94,960	(1,765)

Gross profit	67,480	52,638	14,842	238,413	222,777	15,636

Operating expenses:
Research and development	8,946	8,832	114	36,045	33,041	3,004
Sales and marketing	29,902	31,733	(1,831)	118,602	128,872	(10,270)
General and administrative	9,995	8,866	1,129	46,096	50,439	(4,343)
Amortization of intangible assets	1,560	1,610	(50)	6,317	6,487	(170)
Impairment of goodwill	—	18,945	(18,945)	—	18,945	(18,945)
Reimbursement services	41	521	(480)	353	1,966	(1,613)
Investigation and restatement-related costs	6,363	10,802	(4,439)	31,686	17,021	14,665
Total operating expenses	56,807	81,309	(24,502)	239,099	256,771	(17,672)

Income (loss) from operations	10,673	(28,671)	39,344	(686)	(33,994)	33,308
Interest income	72	123	(51)	284	683	(399)
Interest expense and bank fees	(256)	(905)	649	(3,725)	(3,793)	68
Foreign exchange gain (loss), net	2,814	(4,468)	7,282	1,233	(5,657)	6,890
Other income (expense), net	78	(62)	140	(4)	(119)	115
Interest and other income (expense), net	2,708	(5,312)	8,020	(2,212)	(8,886)	6,674

Income (loss) before income taxes	13,381	(33,983)	47,364	(2,898)	(42,880)	39,982

Income tax provision (benefit)	5,535	(4,771)	10,306	2,879	(7,855)	10,734

Net income (loss)	7,846	(29,212)	37,058	(5,777)	(35,025)	29,248

Accrued dividend, beneficial conversion feature and accretion charges on Series A 3% Convertible Preferred Stock	(793)	—	(793)	(28,045)	—	(28,045)

Net income (loss) applicable to common stockholders	$7,053	$(29,212)	$36,265	$(33,822)	$(35,025)	$1,203

Weighted-average shares outstanding:
Basic	26,857	26,668		26,803	26,610
Diluted	27,024	26,668		26,803	26,610
Earnings (loss) per share applicable to common stockholders:
Basic	$0.22	$(1.10)		$(1.26)	$(1.32)
Diluted	$0.21	$(1.10)		$(1.26)	$(1.32)

ARTHROCARE CORPORATION

Supplemental Schedule of Product Sales

(in thousands)

	Quarter Ended December 31, 2009			Quarter Ended December 31, 2008
	Americas	International	Total Product Sales	Americas	International	Total Product Sales
Sports Medicine	$40,409	$18,666	$59,075	$38,304	$13,469	$51,773
ENT	17,493	4,021	21,514	16,680	2,826	19,506
Spine	3,249	2,436	5,685	3,628	2,595	6,223
Total Product Sales	$61,151	$25,123	$86,274	$58,612	$18,890	$77,502

	Year Ended December 31, 2009			Year Ended December 31, 2008
	Americas	International	Total Product Sales	Americas	International	Total Product Sales
Sports Medicine	$147,169	$62,533	$209,702	$142,856	$56,676	$199,532
ENT	72,375	13,299	85,674	68,412	12,072	80,484
Spine	11,643	8,744	20,387	13,170	10,266	23,436
Total Product Sales	$231,187	$84,576	$315,763	$224,438	$79,014	$303,452